As filed with the Securities and Exchange Commission on August 1, 2000           Registration No. 333-_____________

===================================================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------

                           METRETEK TECHNOLOGIES, INC.
                           ---------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        Delaware                                        84-1169358
--------------------------------                  ------------------------------
(STATE OR OTHER  JURISDICTION OF                        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

                            1675 Broadway, Suite 2150
                             Denver, Colorado 80202
                             ----------------------
              (ADDRESS AND ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)

              Metretek - Southern Flow Savings and Investment Plan
              ----------------------------------------------------
                            (FULL TITLE OF THE PLAN)

                  A. Bradley Gabbard, Executive Vice President
                           Metretek Technologies, Inc.
                            1675 Broadway, Suite 2150
                             Denver, Colorado 80202
                                 (303) 592-5555
 -------------------------------------------------------------------------------
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:
                               Paul R. Hess, Esq.
                    Kegler, Brown, Hill & Ritter Co., L.P.A.
                        65 East State Street, Suite 1800
                              Columbus, Ohio 43215
                                 (614) 462-5400

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
           Title of                    Amount            Proposed Maximum       Proposed Maximum          Amount of Registration
       Securities to be                 to be             Offering Price            Aggregate                       Fee
          Registered                 Registered              Per Share           Offering Price
-----------------------------------------------------------------------------------------------------------------------------------
Common  Stock,  par value $.01
per share (1) (2)                    250,000(2)              $5.41(3)             $1,352,500(3)                   $357.06
-----------------------------------------------------------------------------------------------------------------------------------
Interests in the Plan                   (4)                     N/A                    N/A                           (4)
===================================================================================================================================

(1) Includes the related Preferred Share Purchase Rights to purchase shares of Series C Preferred Stock, par value $.01 per share, of Metretek Technologies, Inc. No separate consideration will be received for the Preferred Share Purchase Rights, which, prior to the occurrence of certain prescribed events, are not exercisable, are evidenced by the certificates for Common Stock and are transferable only with the Common Stock. The value, if any, of the Preferred Share Purchase Rights is reflected in the market price of the Common Stock.

(2) This Registration Statement covers shares of Common Stock, per value $.01 per share, of Metretek Technologies, Inc., which may be purchased in the open market pursuant to the Metretek - Southern Flow Savings and Investment Plan. Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an intermediate number of additional shares of Common Stock and other securities of Metretek to be offered pursuant to the anti-dilution terms of the Plan described herein.

(3) Estimated solely for the purpose of computing the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 under the Securities Act, upon the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on July 26, 2000.

(4) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required with respect to the interests in the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the Note to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses and prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by Metretek Technologies, Inc., a Delaware corporation and a small business issuer (the "Company" or the "Small Business Issuer" or the "Registrant"), with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999;

         (b) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2000;

         (c) The Company's Current Reports on Form 8-K filed with the SEC on April 3, 2000 and July 14, 2000; and

         (d) The description of the Common Stock, par value $.01 per share ("Common Stock"), of the Company, including the description of the Company's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed with the SEC on January 10, 1993 ("Form 8-A"), as amended on Form 8-A/A Amendment No. 1 filed with the SEC on April 3, 1998, Form 8-A/A Amendment No. 3 filed with the SEC on July 7, 1999 and Form 8-A/A Amendment No. 4 filed with the SEC on December 23, 1999, including any amendment or report filed with the SEC for the purpose of updating such description.

         In addition, all documents filed by the Company and the Metretek - Southern Flow Savings and Investment Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides for indemnification of the directors, officers, employees and other agents of a corporation under certain conditions and subject to certain limitations. As permitted by Section 145 of the DGCL, the Company's Second Restated Certificate of Incorporation, as amended ("Certificate"), permits the Company to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, by reason of the fact such person is or was an officer of director of the Company, or is or was serving at the Company's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The Company is also permitted to indemnify the same persons against expenses, including attorneys' fees, actually and reasonably incurred by such persons in connection with the defense or settlement of any threatened, pending or completed action or suit by or in the right of the Company under the same conditions, except that no indemnification will be made in respect to any claim, issue or matter as to which such person has been adjudged to be liable to the Company unless, and only to the extent that, the adjudicating court determines that such indemnification is proper under the circumstances. To the extent such persons are successful on the merits or otherwise in defense of any such action, suit or proceeding, such indemnification is mandatory. The Company may also pay the expenses incurred in any such action, suit or proceeding in advance of its final disposition, upon receipt of an appropriate undertaking by such person. Such rights are not exclusive of any other right which any person may have or acquire under any statute, under any provision of the Certificate or the Company's Amended and Restated By-Laws ("By-Laws"), or under any agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of these provisions of the Certificate will in any way diminish or adversely affect the rights of any person to indemnification thereunder in respect of any occurrences or matters arising prior to any such repeal or modification.

         The Company's By-Laws provide that the Company shall indemnify its directors, officers, employees and agents to the extent permitted by the DGCL.

         As permitted by Section 102(b)(7) of the DGCL, the Company's Certificate also eliminates the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL, relating to unlawful payments of dividends or unlawful stock purchases or redemptions; and (iv) for any transaction from which a director derived an improper person benefit.

         The Company's Certificate also specifically authorizes the Company to maintain insurance and to grant similar indemnification rights to employees or agents of the Company. The Company maintains an insurance policy indemnifying its directors and officers against certain liabilities, including liabilities arising under the Securities Act, which might be incurred by them in their capacity as directors and officers.

         The Company has also entered into indemnification agreements with each of its directors, indemnifying them against certain liabilities, including liabilities arising under the Securities Act, which might be incurred by them in their capacity as directors.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.


         Not Applicable.


ITEM 8.  EXHIBITS.

         4.1 Second Restated Certificate of Incorporation of Metretek Technologies, Inc. (Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3, Registration No. 333-96369).

         4.2 Amended and Restated By-Laws of Metretek Technologies, Inc. (Incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998).

         4.3 Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-18, Registration No. 33-44558).

         4.4 Rights Agreement, dated as of December 2, 1991, between Metretek Technologies, Inc. and American Securities Transfer, Inc. (Incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-18, Registration No. 33-44558).

         4.5 Amendment No. 1 to Rights Agreement, dated as of March 23, 1998, by and between Metretek Technologies, Inc. and American Securities Transfer & Trust, Inc. (Incorporated by reference to Exhibit 2 to the Company's Form 8-A/A, Amendment No. 1 filed April 3, 1998).

         4.6 Amendment No. 2 to Rights Agreement, dated as of December 9, 1999, by and between Metretek Technologies, Inc. and American Securities Transfer & Trust, Inc. (Incorporated by reference to Exhibit 1 to the Company's Form 8-A/A, Amendment No. 4 filed December 23, 1999).

         4.7 Prototype - Basic Plan Document for the Metretek - Southern Flow Savings and Investment Plan.

         4.8 Adoption Agreement for the Metretek - Southern Flow Savings and Investment Plan.

         4.9 Group Trust Agreement for the Metretek - Southern Flow Savings and Investment Plan.

         5.1 Pursuant to Item 8(a) of Form S-8, an opinion of counsel as to the legality of the securities being registered is required only with respect to original issuance securities. The common stock being registered in this Form S-8 will not be issued by the Company but will only be purchased in open market transactions.

         23.1     Consent of Deloitte & Touche LLP.

         24.1 Powers of Attorney (included on the Signature Page of this Registration Statement).

         In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, and an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the Company hereby undertakes to submit the Plan and any amendments thereto to the IRS in a timely manner and to make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.


         (a)      The undersigned Small Business Issuer will:


                  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:


                           (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) Include any additional or changed material information on the plan of distribution;

                           provided, however, that paragraphs (i) and (ii) above do not apply if the information required in a post-effective amendment is incorporated by reference from periodic reports filed by Metretek under the Exchange Act.


                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.


                  (3) File a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.


         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Small Business Issuer pursuant to the foregoing provisions, or otherwise, the Small Business Issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Small Business Issuer of expenses incurred or paid by a director, officer or controlling person of the Small Business Issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Small Business Issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


         (c) The undersigned Small Business Issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Small Business Issuer's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on the 28th day of July, 2000.

                                       METRETEK TECHNOLOGIES, INC.

                                       By: /s/ W. Phillip Marcum
                                           -------------------------------------
                                           W. Phillip Marcum,
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Phillip Marcum, A. Bradley Gabbard and Paul R. Hess, and each of them, with full power to act without the joinder of others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                   TITLE                                       DATE
---------                                   -----                                       ----

  /s/ W. Phillip Marcum                     President, Chief Executive Officer          July 28, 2000
--------------------------------            and Director (Principal Executive
W. Phillip Marcum                           Officer)


  /s/ A. Bradley Gabbard                    Executive Vice President, Chief Financial   July 28, 2000
--------------------------------            Officer, Treasurer, Secretary  and Director
A. Bradley Gabbard                          (Principal Financial Officer)

  /s/ Jeffrey B. Wood                       Principal Accounting Officer, Controller    July 28, 2000
--------------------------------            and Assistant Secretary (Principal
Jeffrey B. Wood                             Accounting Officer)

  /s/ Basil M. Briggs                                Director                           July 28, 2000
--------------------------------
Basil M. Briggs

  /s/ Robert Lloyd                                   Director                           July 28, 2000
--------------------------------
Robert Lloyd

  /s/ Anthony D. Pell                                Director                           July 28, 2000
--------------------------------
Anthony D. Pell

  /s/ Albert F. Thomasson                            Director                           July 28, 2000
--------------------------------
Albert F. Thomasson

  /s/ Ronald W. McKee                                Director                           July 28, 2000
--------------------------------
Ronald W. McKee

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Denver, State of Colorado, on the 28th day of July, 2000.



                                      METRETEK - SOUTHERN FLOW SAVINGS AND
                                      INVESTMENT PLAN


                                      By: METRETEK TECHNOLOGIES, INC.
                                          Plan Administrator

                                          By: /s/ W. Phillip Marcum
                                              ---------------------
                                              W. Phillip Marcum, President and
                                              Chief Executive Officer

                           METRETEK TECHNOLOGIES, INC.
              METRETEK - SOUTHERN FLOW SAVINGS AND INVESTMENT PLAN
                                    FORM S-8

                                  EXHIBIT INDEX
                                  -------------


      NUMBER      DESCRIPTION OF EXHIBIT
      ------      ----------------------


         4.1 Second Restated Certificate of Incorporation of Metretek Technologies, Inc. (Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-3, Registration No.333-96369).

         4.2 Amended and Restated By-Laws of Metretek Technologies, Inc. (Incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998).

         4.3 Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-18, Registration No. 33-44558).

         4.4 Rights Agreement, dated as of December 2, 1991, between Metretek Technologies, Inc. and American Securities Transfer, Inc. (Incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-18, Registration No. 33-44558).

         4.5 Amendment No. 1 to Rights Agreement, dated as of March 23, 1998, by and between Metretek Technologies, Inc. and American Securities Transfer & Trust, Inc. (Incorporated by reference to Exhibit 2 to the Company's Form 8-A/A, Amendment No. 1 filed April 3, 1998).

         4.6 Amendment No. 2 to Rights Agreement, dated as of December 9, 1999, by and between Metretek Technologies, Inc. and American Securities Transfer & Trust, Inc. (Incorporated by reference to Exhibit 1 to the Company's Form 8-A/A, Amendment No. 4 filed December 23, 1999).

         4.7 Prototype - Basic Plan Document for Metretek - Southern Flow Savings and Investment Plan.

         4.8 Adoption Agreement for the Metretek - Southern Flow Savings and Investment Plan.

         4.9 Group Trust Agreement for the Metretek - Southern Flow Savings and Investment Plan.

         5.1 Pursuant to Item 8(a) of Form S-8, an opinion of counsel as to the legality of the securities being registered is required only with respect to original issuance securities. The common stock being registered in this Form S-8 will not be issued by the Company but will only be purchased in open market transactions.

         23.1     Consent of Deloitte & Touche LLP.

         24.1 Powers of Attorney (included on the Signature Page of this Registration Statement).